UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2012
Date of Report (Date of earliest event reported)

NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 49th Avenue North, Minneapolis, MN 55428
(Address of principal executive offices) (Zip Code)

(763) 535-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2012, Navarre Corporation, a Minnesota corporation (“Navarre”) and SpeedFC Inc., a Delaware corporation (“SpeedFC”) issued a joint press release announcing the signing of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Navarre, SFC Acquisition Co., Inc., a Minnesota corporation and wholly-owned subsidiary of Navarre, (the “Merger Subsidiary”), SpeedFC, the existing stockholders and optionholders of SpeedFC (together referred to herein as the “SFC Equityholders”), and Jeffrey B. Zisk, the current President and Chief Executive Officer of SpeedFC (in the capacity as SFC Equityholders’ representative). The press release announces that Navarre intends to acquire SpeedFC through a merger of SpeedFC with and into Merger Subsidiary, which shall be the Surviving Corporation (the “Merger”).

In exchange for all of the SFC Equityholders’ equity interests in SpeedFC, the Merger Agreement states that Navarre will provide initial consideration of $50.0 million in cash and shares of Navarre common stock, with additional contingent payments in cash and common stock available as described below. The aggregate purchase price for the SpeedFC Merger is comprised of initial and contingent payments of cash and equity to the SFC Equityholders proportionate to their ownership in SpeedFC, as adjusted pursuant to the terms of the Merger Agreement.

The initial consideration is comprised of: (i) $25.0 million to be paid in cash at closing (less certain escrow and holdback amounts, and subject to certain net working capital and post-closing adjustments); and (ii) $25.0 million worth of shares of Navarre common stock, or 17,095,186 shares, to be issued at closing. The contingent consideration is subject to the achievement of certain financial performance metrics by SpeedFC (together with its subsidiary and Merger Sub) in the 2012 calendar year, which, if met, would require: (i) the payment of up to an additional $10.0 million in cash consideration and (ii) the issuance of 3,333,333 shares of our common stock to the SFC Equityholders.

Each of the boards of directors of Navarre and SpeedFC have unanimously approved the Merger Agreement.

Consummation of the transaction remains subject to customary conditions, including the approval of the issuance of shares in connection with the Merger by the shareholders of Navarre, and Navarre obtaining satisfactory financing for the transaction. At its upcoming annual meeting, the Navarre shareholders will be asked to consider and vote upon the proposal to approve the issuance of the shares in connection with the Merger.

The parties have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the businesses of the companies and their subsidiaries prior to the closing.

Pursuant to the Merger Agreement, the SFC Equityholders have agreed to indemnify Navarre for a number of items, including, among others, adverse consequences resulting from breaches of representations, warranties and covenants and certain identified liabilities. These indemnification obligations are do not arise until the losses exceed $250,000 and the parties indemnification obligations cannot exceed a specified “cap” amount.

Additionally, the Merger Agreement provides that, immediately after the closing of the Merger, Navarre will increase the size of its board of directors (the “Navarre Board”) by two members and will appoint Jeffrey B. Zisk, the president and chief executive officer and a director of SpeedFC, and M. David Bryant, also a directors of SpeedFC, to fill those vacancies.

The Merger Agreement contains certain termination rights for each of Navarre and SpeedFC and further provides that, upon termination of the Merger Agreement in certain circumstances, either Navarre or SpeedFC may be required to pay an expense reimbursement related to the legal, accounting and other reasonable out-of-pocket costs associated with preparing, negotiating and performing the obligations in connection with the Merger.

The Merger Agreement provides that, on the closing date of the Merger, Navarre will enter into a registration rights agreement (the “Registration Rights Agreement”) with the SFC Equityholders which will require Navarre to provide the SFC Equityholders certain demand and piggyback registration rights with respect to registered public offerings that Navarre may effect for its own account or for the benefit of other selling shareholders. A copy of the form of Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

The Merger Agreement also provides that on the closing date of the Merger, Navarre will enter into an employment agreement with Jeffrey B. Zisk (the “Employment Agreement”), who will, serve as president of the subsidiary Surviving Corporation.  A copy of the form of Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is incorporated herein by reference.  The Merger Agreement and material Exhibits thereto are filed herewith.

Additional Information and Where to Find It

In connection with the Merger and holding its annual meeting of shareholders, Navarre intends to file with the Securities and Exchange Commission (“SEC”) a Proxy Statement describing, among other information, the proposed Merger. Navarre shareholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about Navarre, SpeedFC and the proposed transaction. The Proxy Statement and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, shareholders may obtain a free copy of the other documents filed by Navarre by directing a written request, as appropriate, to our Secretary at our principal executive offices at: Navarre Corporation, 7400 49th Avenue North, New Hope, Minnesota 55428, Telephone: (763) 535-8333. Copies of the Schedules and Exhibits to the Merger Agreement not filed herewith are available upon request from the Company. Navarre shareholders are urged to read the Proxy Statement and the other relevant materials when they become available before making any voting decision with respect to the proposed transaction.

Navarre and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement referred to above.

Item 3.02. Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

The share consideration that will be issued in connection with the Merger will be issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the Securities Act of 1933 promulgated thereunder and exemption from registration under applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected anticipated benefits of the proposed merger of Navarre’s subsidiary and SpeedFC, the expected future operating results of the combined subsidiary, the expected timing of completion of the Merger and the other expectations, beliefs, plans, intentions and strategies of Navarre. Navarre has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business combination transaction is not completed on a timely basis or at all; the ability to integrate SpeedFC into the business of Navarre successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits and other synergies that Navarre anticipates as a result of the transaction are not fully realized or take longer to realize than expected; intense competition; the loss, or renewal on less favorable terms, of customers or contracts; and changes in general economic and business conditions.

For a detailed discussion of factors that could affect Navarre’s future operating results, please see Navarre’s filings with the Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Navarre undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

Item 8.01 Other Events.

On September 27, 2012, Navarre and SpeedFC issued a joint press release announcing that they had entered into the Merger Agreement.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 27, 2012, by and among Navarre Corporation, SFC Acquisition, Co., Inc., SpeedFC, Inc., the SFC Equityholders and Jeffrey B. Zisk.
10.1	Form of Registration Rights Agreement by and among Navarre Corporation and the SFC Equityholders.
10.2	Form of Employment Agreement by and between Navarre Corporation and Jeffrey B. Zisk.
99.1	Joint Press Release of Navarre Corporation and SpeedFC, Inc., dated September 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 27, 2012, by and among Navarre Corporation, SFC Acquisition, Co., Inc., SpeedFC, Inc., the SFC Equityholders and Jeffrey B. Zisk.
10.1	Form of Registration Rights Agreement by and among Navarre Corporation and the SFC Equityholders.
10.2	Form of Employment Agreement by and between Navarre Corporation and Jeffrey B. Zisk.
99.1	Joint Press Release of Navarre Corporation and SpeedFC, Inc., dated September 27, 2012.